                          MARKETING  AGREEMENT (Amendment 1)

Reason for Amendment 1:

China Bull Management Inc through China Bull Holding Inc takes the legacy business of USChina Channel Inc after January 31, 2010. USChina Channel LLC honors and shifts its market relation with USChina Channel Inc to China Bull Management. When the Agreement is in effect, the entity of USChina Channel Inc in the following item should be treated as the inheriting entity: China Bull Management Inc.

This Market Agreement (the "Agreement") is made by and between USChina Channel Incorporation (the "INC") and USChina  Channel LLC(the "LLC"), collectively the "Parties", on the third day of October, 2006.

Whereas the "INC" is a Nevada registered stock incorporation majority owned by Andrew Chien, with agency services specialized in financial area to serve the Chinese private companies going publicly listing on SEC filing, exhibits, informative conference, road show, lettering service and patent broker service, and the "LLC" is a Connecticut registered limited liability corporation fully owned by Andrew Chien, with management consultant specialized in financial area to serve the Chinese private companies going public by reverse merger.

Now, therefore, in consideration of the mutual agreements promises set forth herein, the parties agree as follows:

1. The "LLC" agrees to recommend the services rendered by the "INC" to its customers.

2. The "LLC" agrees to pay the "INC" at the fair market rate in case that the "LLC" applies the services rendered by the "INC".

3. The "INC" agrees to deliver all services in compliance with all relative laws, regulations or rules on the time scheduled on the contracts to the customers directly, or the LLC.

4. The "LLC" agrees not to do any job, which is in the scope of the services rendered by the "INC".

5. The "LLC" agrees to help any market activity initiated by the "INC" voluntarily.

6. Termination will be effective thirty days following the date that one Party delivers written notice of termination to the other

   Party.

7. The parties agree to take their services liabilities directly without another party to involve in.

Agreed to and accepted as of the third day of October, 2006 by:

USChina Channel Incorporation           USChina Channel LLC

/s/ Andrew Chien                          /s/ Andrew Chien

Andrew Chien, President                   Andrew Chien, President

Amended: May 1, 2011

China Bull Management Inc                 USChina Channel LLC

/s/ Andrew Chien                          /s/ Andrew Chien

Andrew Chien, President                   Andrew Chien, President